Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Notable Labs, Ltd. of our report dated March 14, 2023 relating to the financial statements, which appears in Vascular Biogenics Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
October 17, 2023	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited